EXHIBIT 10.6

FORM OF AGREEMENT FOR NON-QUALIFIED STOCK OPTION AWARDS
UNDER CROWN HOLDINGS, INC. 2004 STOCK-BASED INCENTIVE COMPENSATION PLAN

[DATE]

[NAME]
[DIVISION]

Dear [NAME]:

Pursuant to the 2004 Stock-Based Incentive Compensation Plan (the “Plan”), the Executive Compensation Committee of the Board of Directors hereby grants to you a non-qualified stock option (“Option”) to purchase [NUMBER] shares of Common Stock, par value $5.00, at a price of [PRICE] per share.

This Option is subject to the applicable terms and conditions of the Plan which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth in the Plan.

Subject to your continued employment with the Company, including its Subsidiaries or Affiliates, on the following dates, you will be entitled to exercise this Option as follows: purchase 25% of the shares after [DATE]; purchase an additional 25% of the shares after [DATE]; purchase an additional 25% of the shares after [DATE]; and purchase a final 25% of the shares after [DATE]. No portion of this Option, which is not exercisable on the date of your termination of employment with the Company, its Subsidiaries and Affiliates will become exercisable after such termination.

Subject to your continued employment through such date, shares that become exercisable will remain available for purchase until the expiration date of [DATE]. However, except as specified below, this Option will terminate immediately if you cease to be employed by the Company, including its Subsidiaries and Affiliates, for any reason.

If your employment with the Company, including its Subsidiaries and Affiliates, is terminated by the Company prior to [DATE], other than for Cause (as determined by the Committee), this Option, to the extent it is exercisable upon your termination of employment, will remain exercisable by you or your personal representative, as applicable, during the sixty-day period immediately following your termination of employment, but not later than [DATE]. This Option shall terminate in full to the extent not exercised within such sixty-day period. Termination for Cause will result in the immediate cancellation of all unexercised options awarded.

If your employment with the Company, including its Subsidiaries and Affiliates, terminates prior to [DATE] due to your death, this Option, to the extent it is exercisable upon your death, will remain exercisable by your estate or the persons who acquired the right to exercise this Option by bequest or inheritance, during the twelve-month period immediately following your death, but not later than [DATE]. This Option shall terminate in full to the extent not exercised within such twelve-month period.

[NAME]
[DATE}

If your employment with the Company, including its Subsidiaries and Affiliates, terminates prior to [DATE] due to your Disability (as determined by the Committee), this Option, to the extent it is exercisable upon your termination of employment, will remain exercisable by you or your personal representative, as applicable, during the twenty-four month period immediately following your termination of employment, but not later than [DATE]. This Option shall terminate in full to the extent not exercised within such twenty-four-month period.

If your employment with the Company, including its Subsidiaries and Affiliates, terminates prior to [DATE] due to your Retirement, this Option, to the extent it is exercisable upon your termination of employment, will remain exercisable by you or your personal representative, as applicable, during the sixty month period immediately following your termination of employment, but not later than [DATE]. This Option shall terminate in full to the extent not exercised within such sixty month period.

You must give written notice of any exercise of this Option to the Company’s Vice President and Treasurer. You may pay for the shares (i) in cash, or (ii) with proceeds received from a broker-dealer whom you have authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) in whole or in part in Common Stock of the Company, valued at fair market value on the date of exercise; provided that if you elect to pay the exercise price in common stock of the Company, such stock must be held by you for at least six months prior to such payment. As promptly after the exercise as possible, the Company will authorize its Transfer Agent to issue a stock certificate to either you or your designated broker-dealer, as applicable.

The construction and interpretation of any provision of this Option or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company, its Subsidiaries or Affiliates, or interfere in any way with the right of the Company to terminate your service at any time.

You should sign and return a copy of this agreement to [PLAN ADMINISTRATOR] in Philadelphia, designating your approval of this letter. This acknowledgement must be returned within ninety (90) days, otherwise, the Option will lapse and become null and void.

Very truly yours,

John W. Conway

Acknowledged and Accepted
	[NAME]	[DATE]